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                                 EXHIBIT 10.38
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                    EMPLOYMENT AND NONCOMPETITION AGREEMENT


         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement"), made as of June ____, 1994, between Mr. Robert C. Crosby, an individual and resident of the State of Tennessee ("Employee") and AMERICAN TRANSITIONAL HOSPITALS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of June __, 1994, by and among Beverly Enterprises, Inc. ("Beverly"), a Delaware corporation, ATH Acquisition, Inc. ("Acquisition"), a Delaware corporation and wholly-owned subsidiary of Beverly, Acquisition was merged with and into the Company, with the Company being the surviving corporation and a wholly-owned subsidiary of Beverly (the "Merger"); and

         WHEREAS, Employee, who was employed by the Company prior to the Merger, wishes to remain employed by the Company; and

         WHEREAS, the Company wishes to retain the services of Employee as President and Chief Executive Officer of the Company, and Employee is willing, upon the terms and conditions herein set forth, to serve as Chairman and Chief Executive Officer of the Company;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Nature of Employment. The Company hereby agrees to employ Employee, and Employee agrees to serve the Company, for the Term of Employment as defined in Section 3, in the capacity of Chairman and Chief Executive Officer of the Company, and to undertake such duties as he has heretofore performed for the Company prior to the aforesaid Merger.

         2.      Extent of Employment.

                 (a) During the Term of Employment, the Employee shall serve the Company faithfully and to the best of his ability, under the direction of the Board of Directors of the Company (the "Board").

                 (b) During the Term of Employment, the Employee shall devote substantially all of his business time, energy and skill to such employment, and he will not, directly or indirectly, engage or participate in, or become employed by, or render advisory or other services to, any business entity including any entity which deals in any way with the Company, except for entities which are affiliated with the Company. The foregoing notwithstanding, this
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Agreement shall not be construed as preventing the Employee from investing his personal assets in any business entity which does not compete with the Company in such form or manner as will not require any substantial services on the part of the Employee in the operation or the affairs of such business entity.

         3.      Term of Employment.

                 (a) "Term of Employment" shall commence on the first day of the month in which the Merger occurs and shall continue for a term of three
(3) years; provided, however, that should the Employee's employment by the Company be earlier terminated, as hereinafter set forth in this Section, the Term of Employment shall end on the date of such earlier termination.

                 (b)      The Term of Employment shall be earlier terminated:
(i) upon the death of Employee; (ii) in the event that because of any permanent and total disability (within the meaning of Section 22(e) (3) of the Internal Revenue Code), the Employee is unable to perform, and does not perform for a continuous period of six months, his duties hereunder; or (iii) by the Company for Cause (as such term is herein defined) as determined in the good faith determination of the Board, by delivery to the Employee of a written notice specifying such termination and the reasons therefor.

                 (c) For the purposes of this Agreement, "Cause" shall mean willful breach by the Employee of a material provision of this Agreement, willful neglect to perform his duties hereunder, conviction of a felony, an act or acts of dishonesty intended to result directly or indirectly in the Employee's gain or personal enrichment at the expense of the Company, or the violation by the Employee of any covenant not to compete delivered to the Company on the date hereof.

         4. Compensation. During the Term of Employment, the Company shall pay to the Employee as total compensation for his services hereunder, (IN APPROXIMATELY EQUAL SEMI-MONTHLY) installments, a salary at the rate per year set forth at the end of this Agreement during each year of the Term of Employment. The compensation shall be subject to annual review and may be increased by the Board of Directors of the Company in its discretion subject to the Company's by-laws; provided, however, that compensation shall be increased in each year of the Term by the amounts of the percentage increase from the preceding year in the Consumer Price Index selected by the Board (1993 as the base year).

         5. Reimbursement of Expenses. During the Term of Employment the Company shall continue to pay or reimburse Employee for reasonable expenses incurred in the performance of his duties hereunder in accordance with the policy of the Company prior to its Merger.

         6. Benefits. The Employee shall be entitled to substantially the same employee benefits and perquisites that other employees of Beverly Subsidiaries generally are eligible to receive and will be entitled to participate in any and all benefit plans in which such employees are generally able to participate. Further, Beverly agrees to use its best efforts to cause such




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Employee's respective terms of service with the Company to be credited toward any required terms of service with Beverly for purposes of any benefit plans, compensatory arrangements and similar benefits which are based on one's term of employment or which require a certain term of employment or service with Beverly or any of its Subsidiaries as a condition to participation.

         7. Confidential Information. During the term of this Agreement and for a period of three (3) years thereafter, the Employee shall not, without the written consent of the Board or a person authorized thereby, disclose to any person any confidential information obtained by him in the employ of the Company with respect to any operations, customers, procedures, investments or other financial matters of the Company.

         8. Noncompetition. During the Employment Period and for a period of three (3) years following the termination of the Employment Period, Employee agrees that should he terminate employment with the Company or if Employee is terminated for Cause by the Company, then he will not (a) call on or communicate with any customer of the Company for the purpose of competing, directly or indirectly with the Company, (b) become self-employed or accept employment with, consult with, or become associated with any person, proprietorship, partnership or corporation in any capacity where Employee would be engaged in direct or indirect competition with the Company, in any territory in which the Company operates, (c) acquire or retain a direct or indirect ownership interest in any partnership, corporation or other legal entity that is engaged in direct or indirect competition with the Company, in any territory in which the Company operates except, however, that nothing herein shall prohibit the Employee's ownership in publicly traded entities, or (d) otherwise compete, directly or indirectly, with the Company.

         9. Notice. Any notice, request, demand or other communication required or permitted to be given under this Agreement shall be sufficient if in writing and if delivered personally, or sent by national courier service or by certified or registered mail as follows (or to such other addressee or address as shall be set forth in a notice given in the same manner):

         If to Employee:          Mr. Robert C. Crosby
                                  ____________________
                                  ____________________

         If to the Company:       American Transitional Hospitals, Inc.
                                  112 Second Avenue North
                                  Franklin, Tennessee 37064
                                  Attention: Robert C. Crosby, President &
                                             Chief Executive Officer

         With a Copy to:          Beverly Enterprises, Inc.
                                  5111 Rogers Avenue, Suite 40-A
                                  Fort Smith, AR 72919-1000
                                  Attention: John W. MacKenzie,
                                             Chief Counsel





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         Any such notices shall be deemed to be given on the date delivered, deposited or mailed in the manner provided above.

         10. Arbitration. The exclusive procedure for resolution of any dispute under this Agreement shall be by arbitration in Little Rock, Arkansas or such other location as the parties shall agree upon before one arbitrator in accordance with the rules then obtaining of the American Arbitration Association. The award of the arbitrator shall be in writing and state the reason for his decision, shall be final and binding upon the parties and judgment upon the award may be entered in any court having jurisdiction thereof. The costs of arbitration consisting of filing fees and arbitrator's fees and expenses, if any, shall be divided equally between the parties. Each party shall otherwise bear its or his own expenses.

         11. Validity. If for any reason any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

         12. Waiver of Breach. The waiver by the Company or by the Employee of a breach of any provision of this Agreement by the other party, shall not operate, or be construed, as a waiver of any other breach of such other party.

         13. Assignment. Neither the Company nor the Employee may assign, transfer, pledge, encumber or otherwise dispose of this Agreement or any of their respective rights hereunder, without the written consent of the other, except that the Company may assign this Agreement if the Company merges with or otherwise combines its business with another entity and such entity assumes the obligation hereunder; provided in such event the duties of the Employee shall not be changed in any significant regard.

         14. Entire Agreement. This Agreement constitutes the entire understanding of the Company and the Employee with respect to the subject matter hereof and supersedes any and all prior understandings, written or oral. This Agreement may not be changed orally but only by an agreement in writing subscribed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

         15. Applicable Law. The parties hereto agree that this Agreement shall be construed and enforced pursuant to the laws of the State of Delaware.





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         IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

                                        EMPLOYEE:



                                        ________________________________________
                                        Robert C. Crosby, an individual and
                                        resident of the State of Tennessee


                                        AMERICAN TRANSITIONAL HOSPITALS,
                                        INC., a Delaware corporation



                                        By: ___________________________________
                                            Name: _____________________________
                                            Title: ____________________________





SALARY: $275,000 Per Year





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